Exhibit 99.1

 WEX Fourth Quarter 2020 Earnings  February 24, 2021

 These earnings materials contains forward-looking statements, including statements regarding: assumptions underlying the Company's future financial performance, future operations; future growth opportunities and expectations; expectations for future revenue performance, future impacts from areas of investment, expectations for the macro environment; and, expectations for volumes. Any statements that are not statements of historical facts may be deemed to be forward-looking statements. When used in this earnings release, the words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “project” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such words. These forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially, including: the extent to which the coronavirus (COVID-19) pandemic and measures taken in response thereto impact our business, results of operations and financial condition in excess of current expectations; the effects of general economic conditions on fueling patterns as well as payment and transaction processing activity; the impact of foreign currency exchange rates on the Company’s operations, revenue and income; changes in interest rates; the impact of fluctuations in fuel prices, including the impact of any continued reductions in fuel price and the resulting impact on our revenues and net income; changes or limitations on interchange fees; failure to comply with the applicable requirements of MasterCard or Visa contracts and rules; the effects of the Company’s business expansion and acquisition efforts; potential adverse changes to business or employee relationships, including those resulting from the completion of an acquisition; competitive responses to any acquisitions; uncertainty of the expected financial performance of the combined operations following completion of an acquisition; the failure to complete or successfully integrate the Company’s acquisitions or the ability to realize anticipated synergies and cost savings from such transactions; unexpected costs, charges or expenses resulting from an acquisition, specifically including the recent eNett and Optal acquisitions; the Company’s failure to successfully acquire, integrate, operate and expand commercial fuel card programs; the failure of corporate investments to result in anticipated strategic value; the impact and size of credit losses; the impact of changes to the Company’s credit standards; breaches of the Company’s technology systems or those of our third-party service providers and any resulting negative impact on our reputation, liabilities or relationships with customers or merchants; the Company’s failure to maintain or renew key commercial agreements; failure to expand the Company’s technological capabilities and service offerings as rapidly as the Company’s competitors; failure to successfully implement the Company’s information technology strategies and capabilities in connection with its technology outsourcing and insourcing arrangements and any resulting cost associated with that failure; the actions of regulatory bodies, including banking and securities regulators, or possible changes in banking or financial regulations impacting the Company’s industrial bank, the Company as the corporate parent or other subsidiaries or affiliates; legal, regulatory, political and economic uncertainty surrounding the United Kingdom’s departure from the European Union and the resulting trade agreement; the impact of the future transition from LIBOR as a global benchmark to a replacement rate; the impact of the Company’s presently outstanding notes on its operations; the impact of increased leverage on the Company’s operations, results or borrowing capacity generally, and as a result of acquisitions specifically; the impact of sales or dispositions of significant amounts of our outstanding common stock into the public market, or the perception that such sales or dispositions could occur; the possible dilution to our stockholders caused by the issuance of additional shares of common stock or equity-linked securities, as result of our convertible notes or otherwise; the incurrence of impairment charges if our assessment of the fair value of certain of our reporting units changes; the uncertainties of litigation; as well as other risks and uncertainties identified in Item 1A of our annual report for the year ended December 31, 2019, filed on Form 10-K with the Securities and Exchange Commission on February 28, 2020 and Item 1A of our quarterly reports for the quarters ended June 30, 2020 and September 30, 2020, filed on Forms 10-Q with the Securities and Exchange Commission on August 5, 2020 and November 9, 2020, respectively. The Company's forward-looking statements do not reflect the potential future impact of any alliance, merger, acquisition, disposition or stock repurchases. The forward-looking statements speak only as of the date of these earnings materials and undue reliance should not be placed on these statements. The Company disclaims any obligation to update any forward-looking statements as a result of new information, future events or otherwise.Non-GAAP Information:For additional important information and disclosure regarding our use of non-GAAP metrics, specifically adjusted net income, please see our most recent earnings release, issued on February 24, 2021. See the Appendix to this presentation for an explanation and reconciliation of non-GAAP adjusted net income attributable to shareholders (or "adjusted net income" or “ANI”) to GAAP net income attributable to shareholders and ANI per diluted share to GAAP net income per diluted share.Note: The Company rounds amounts in the consolidated financial statements to thousands and calculates all percentages and per-share data from underlying whole-dollar amounts. Thus, certain amounts may not foot, crossfoot, or recalculate exactly based on reported numbers due to rounding.  WEX Forward-Looking Statements

 4Q2020 Highlights          Fleet    Travel & Corporate    Health & Employee Benefits  Down 9.3%   Down 44.7%   Down 31.3%   4Q2020 Segment Revenue Growth Vs. 4Q2019   +6.4%   -22.0%   -9.7%   US Healthcare up 12%  Note: In the fourth quarter of 2019, we had a negative $14 million revenue recognition adjustment that also reduced sales and marketing expenses by the same amount.(1) Represents US Healthcare purchase volume only  (1)  (1)  (1)

 Full Year 2020 Highlights          Fleet    Travel & Corporate    Health & Employee Benefits  Down 9.5%   Down 32.4%   2020 Segment Revenue Growth Vs. 2019   +14.6%   -24.5%   -11.6%   US Healthcare up 18%  Down 34.2%   (1) Health and Employee Benefits segment represents US Healthcare purchase volume only  (1)  (1)  (1)

Strategy Highlights

STRATEGIC PILLARS

Mitigate Risk & Maximize Scale	Deliver Modular, Integrated Solutions	Grow Through Diversification	Foster Culture & Talent	Continue to Win in the Marketplace

OUR VALUES

INNOVATION / EXECUTION / INTEGRITY / RELATIONSHIPS / COMMUNITY

2020 HIGHLIGHTS

- Strong new customer signings in each line of business
- Continued to experience strong organic revenue growth in US Healthcare and Corporate Payments
- Cloud migration continued - now ~ 2/3 of volume in the cloud
- Another positive enrollment season for US Health business
- Continued execution of M&A strategy with eNett and Optal acquisition as well as Healthcare Bank HSA assets
- Employee resource groups support more than 400 employees

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 Executing on the WEX Strategy  2021 TECHNOLOGY FOCUS  CONTINUE TO WIN IN THE MARKETPLACE                                                                  Data LakeMachine LearningArtificial IntelligenceMicroservicesCloud Native Capabilities

 Weekly Volume Metrics    Key UpdatesYear-to-date domestic fuel price is $2.55Volume from eNett and Optal showing same pattern as WEX travel volumes over the last several months    Fleet Payment Processing Gallon Volume & Travel and Corporate Payments Spend Volume

 Weekly Volume Metrics    Key UpdatesSaaS account growth - driver of 2/3 of revenue - remains strong      SaaS Account Growth and Health Spend Volume   US Health Spend Volume % Change Y-o-Y

 WEX Full Year and Fourth Quarter 2020 Financial Results

 Company Results - Full Year 2020   (In thousands except per share data)  2020  2019  $ ∆ Yr/Yr  % ∆ Yr/Yr  Total Revenue  $1,559,869  $1,723,691  $(163,822)  (9.5)%            Net (loss) income attributable to shareholders  ($243,638)  $99,006  $(342,644)  NM  Net (loss) income attributable to shareholders per diluted share  ($5.56)  $2.26  $(7.82)  NM            Adjusted net income attributable to shareholders  $268,324  $402,673  $(134,349)  (33.4)%  Adjusted net income attributable to shareholders per diluted share  $6.06  $9.20  ($3.14)  (34.1)%  Annual revenue down due to the impacts of COVID 19    In thousands except per diluted share data  NM = Not meaningful

 Company Results - 4Q 2020   (In thousands except per share data)  4Q20  4Q19  $ ∆ Yr/Yr  % ∆ Yr/Yr  Total Revenue  $398,990  $440,045  $(41,055)  (9.3)%            Net (loss) income attributable to shareholders  $(234,200)  $54,446  $(288,646)  NM  Net (loss) income attributable to WEX Inc. per diluted share  ($5.30)  $1.24  $(6.54)  NM            Adjusted net income attributable to shareholders  $64,831  $114,722  $(49,891)  (43.5)%  Adjusted net income attributable to shareholders per diluted share  $1.45  $2.61  ($1.16)  (44.4)%  Sequential improvement in revenue shows slow return of demand  Note: In the fourth quarter of 2019, we had a negative $14 million revenue recognition adjustment that also reduced sales and marketing expenses by the same amount.In thousands except per diluted share data  NM = Not meaningful

 Revenue Breakdown - 4Q 2020     4Q20  4Q19  $ ∆ Yr/Yr  % ∆ Yr/Yr  Total Revenue  $398,990  $440,045  ($41,055)  (9.3)%  Segment Revenue          Fleet Solutions  $235,379  $260,773  ($25,394)  (9.7)%  Travel and Corporate Solutions  $74,690  $95,700  ($21,010)  (22.0)%  Health and Employee Benefit Solutions  $88,921  $83,572  $5,349  6.4%  OTR, Corporate Payments and US Health Business bright spots in 2020    In thousands unless otherwise noted  Note: In the fourth quarter of 2019, we had a negative $14 million revenue recognition adjustment that also reduced sales and marketing expenses by the same amount.

 Fleet Solutions    4Q20  4Q19  $ ∆ Yr/Yr  % ∆ Yr/Yr  Total Segment Revenue ($)  235,379  260,773  (25,394)  (9.7)%  Payment Processing Revenue ($)  98,955  103,831  (4,876)  (4.7)%  Finance Fee Revenue ($)  53,373  71,015  (17,642)  (24.8)%  All Other Revenue ($)  83,051  85,927  (2,876)  (3.3)%            Payment Processing Transactions  118,287  126,666  (8,379)  (6.6)%  Net Payment Processing Rate (%)  1.27%  1.10%  0.17%  15.5%  Average US Fuel Price (USD/gallon)  $2.26  $2.80  $(0.54)  (19.3)%  Net Late Fee Rate (%)  0.54%  0.65%  (0.11)%  (16.9)%  Solid OTR revenue and transaction growth offset by declines in local fleets  In thousands unless otherwise noted      Note: In the fourth quarter of 2019, we had a negative $14 million revenue recognition adjustment that also reduced sales and marketing expenses by the same amount.

 Travel and Corporate Solutions    4Q20  4Q19  $ ∆ Yr/Yr  % ∆ Yr/Yr  Total Segment Revenue ($)  74,690  95,700  (21,010)  (22.0)%  Payment Processing Revenue ($)  62,376  80,986  (18,610)  (23.0)%  All Other Revenue ($)  12,314  14,714  (2,400)  (16.3)%            Purchase Volume ($)  4,968,321  9,635,211  (4,666,890)  (48.4)%  Net Interchange Rate (%)  1.26%  0.84%  0.42%  50.0%  Continued strength from US corporate payments business  In thousands unless otherwise noted

 Health and Employee Benefit Solutions    4Q20  4Q19  $ ∆ Yr/Yr  % ∆ Yr/Yr  Total Segment Revenue ($)  88,921  83,572  5,349  6.4%  Payment Processing Revenue ($)  14,985  14,395  590  4.1%  Account Servicing Revenue ($)  64,432  57,142  7,290  12.8%  All Other Revenue ($)  9,504  12,035  (2,531)  (21.0)%            Purchase Volume * ($)  1,074,977  1,047,939  27,038  2.6%  Average Number of SaaS Accounts*  14,502  13,391  1,111  8.3%  Strong US Health revenue growth  In thousands unless otherwise noted* US Only

Selected Operating Expenses

Operating Expenses (GAAP)


750
500
250
0
$ (Millions)
215.9
211.7
168.6
156.1
180.1
4Q20
4Q19
Cost of services
Selling general and administrative
Impairment charge and legal settlement

Selected Operating Expenses (GAAP)

(In thousands)	4Q20	4Q19	$ Δ Yr/Yr	% Δ Yr/Yr
Processing costs	**$ 111,889**	$ 111,543	$ 346	0.3%
Service fees	**$ 12,954**	$ 13,679	$ (725)	(5.3)%
Provision for credit losses	**$ 11,592**	$ 18,194	$ (6,602)	(36.3)%
Operating interest	**$ 3,659**	$ 10,150	$ (6,491)	(64.0)%
General and administrative	**$ 94,677**	$ 69,732	$ 24,945	35.8%
Sales and marketing	**$ 78,566**	$ 49,230	$ 29,336	59.6%
Legal settlement	**$ 162,500**	$ —	$ 162,500	NM
Impairment charges	**$ 53,378**	$ —	$ 53,378	NM

NM = Not meaningful

- Fleet credit losses at 6.9 basis points vs 18.5 last year
- Operating interest down due to lower interest rates and lower deposits at WEX Bank
- General and Administrative expenses increased due to eNett/Optal deal and stock compensation
- Sales and marketing expenses increased due to accounting change last year, higher partner rebates and expected increases in Fleet and Health segments
- Legal settlement relates to estimated apportionment of the total eNett and Optal purchase price attributed to litigation settlement with the remainder attributed to purchase price of the companies
- Impairment charge is related to European fuel business primarily due to pandemic related volume declines

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 Tax Rate  Key UpdatesANI tax rate of 22.4% vs 24.7% last yearBenefit from Jurisdictional earnings mix Benefit from finalizing U.S. tax return GAAP tax rate of 7% vs 26.9% last yearCompany's loss position impacted by non-deductible expenses

 Additional Balance Sheet Items      Key UpdatesCorporate cash1 balance was approximately $642 millionRemaining borrowing capacity of $818 million on credit facilityRedemption of $400M 4.75% notes planned for March 2021Leverage ratio 3.7X, up from 3.5X in Q4 last year due to the acquisition of eNett and Optal which closed during Q4    1 Corporate cash is calculated in accordance with the terms of our consolidated leverage ratio in the Company’s amended 2016 Credit Agreement as filed with the SEC2 Total financing debt includes drawn amounts on Revolving Line of Credit, Term A, Term B, Notes and Convertible Notes      2

 Appendix

 The Company's non-GAAP adjusted net income excludes unrealized gains and losses on financial instruments, net foreign currency gains and losses, acquisition-related intangible amortization, other acquisition and divestiture related items, legal settlement, stock-based compensation, restructuring and other costs, loss on sale of subsidiary, impairment charges, debt restructuring and debt issuance cost amortization, non-cash adjustments related to the tax receivable agreement, similar adjustments attributable to our non-controlling interests and certain tax related items. The Company's non-GAAP adjusted operating income excludes acquisition-related intangible amortization, other acquisition and divestiture related items, legal settlement, loss on sale of subsidiary, stock-based compensation, restructuring and other costs, debt restructuring costs and impairment charges. Total segment adjusted operating income incorporates these same adjustments and further excludes unallocated corporate expenses.Although adjusted net income, adjusted operating income and total segment adjusted operating income are not calculated in accordance with GAAP, these non-GAAP measures are integral to the Company's reporting and planning processes and the chief operating decision maker of the Company uses segment adjusted operating income to allocate resources among our operating segments. The Company considers these measures integral because they exclude the above specified items that the Company's management excludes in evaluating the Company's performance. Specifically, in addition to evaluating the Company's performance on a GAAP basis, management evaluates the Company's performance on a basis that excludes the above items because: Exclusion of the non-cash, mark-to-market adjustments on financial instruments, including interest rate swap agreements and investment securities, helps management identify and assess trends in the Company's underlying business that might otherwise be obscured due to quarterly non-cash earnings fluctuations associated with these financial instruments. Additionally, the non-cash mark-to-market adjustments on financial instruments are difficult to forecast accurately, making comparisons across historical and future quarters difficult to evaluate.Net foreign currency gains and losses primarily result from the remeasurement to functional currency of cash, accounts receivable and accounts payable balances, certain intercompany notes denominated in foreign currencies and any gain or loss on foreign currency hedges relating to these items. The exclusion of these items helps management compare changes in operating results between periods that might otherwise be obscured due to currency fluctuations. The Company considers certain acquisition-related costs, including certain financing costs, investment banking fees, warranty and indemnity insurance, certain integration related expenses and amortization of acquired intangibles, as well as gains and losses from divestitures, to be unpredictable, dependent on factors that may be outside of our control and unrelated to the continuing operations of the acquired or divested business or the Company. In addition, the size and complexity of an acquisition, which often drives the magnitude of acquisition-related costs, may not be indicative of such future costs. The Company believes that excluding acquisition-related costs and gains or losses of divestitures facilitates the comparison of our financial results to the Company's historical operating results and to other companies in our industry. Legal settlement represents the consideration paid to the sellers of eNett and Optal in excess of the businesses' fair values. Management has elected to exclude this item as the charge is nonrecurring and does not reflect future operating expenses resulting from this acquisition.The loss on sale of subsidiary relates to the divestiture of the Company's former Brazilian subsidiary as of the date of sale, September 30, 2020, and the associated write-off of its assets and liabilities. As previously discussed, gains and losses from divestitures are considered by the Company to be unpredictable and dependent on factors that may be outside of our control. The exclusion of these gains and losses are consistent with the Company's practice of excluding other non-recurring items associated with strategic transactions. Stock-based compensation is different from other forms of compensation as it is a non-cash expense. For example, a cash salary generally has a fixed and unvarying cash cost. In contrast, the expense associated with an equity-based award is generally unrelated to the amount of cash ultimately received by the employee, and the cost to the Company is based on a stock-based compensation valuation methodology and underlying assumptions that may vary over time.We exclude restructuring and other costs when evaluating our continuing business performance as such items are not consistently occurring and do not reflect expected future operating expense, nor do they provide insight into the fundamentals of current or past operations of our business. This also includes costs related to certain identified initiatives, including technology initiatives, to further streamline the business, improve the Company's efficiency, create synergies, and globalize the Company's operations, all with an objective to improve scale and efficiency and increase profitability going forward. For the twelve months ended December 31, 2020, other costs include certain costs incurred in association with COVID-19, including the cost of providing additional health, welfare and technological support to our employees as they work remotely.Impairment charges represent non-cash asset write-offs, which do not reflect recurring costs that would be relevant to the Company's continuing operations. The Company believes that excluding these nonrecurring expenses facilitates the comparison of our financial results to the Company's historical operating results and to other companies in its industry. Debt restructuring and debt issuance cost amortization are unrelated to the continuing operations of the Company. Debt restructuring costs are not consistently occurring and do not reflect expected future operating expense, nor do they provide insight into the fundamentals of current or past operations of our business. In addition, since debt issuance cost amortization is dependent upon the financing method, which can vary widely company to company, we believe that excluding these costs helps to facilitate comparison to historical results as well as to other companies within our industry.The adjustments attributable to non-controlling interests, including adjustments to the redemption value of a non-controlling interest and non-cash adjustments related to the tax receivable agreement, have no significant impact on the ongoing operations of the business. The tax related items are the difference between the Company’s U.S. GAAP tax provision and a pro forma tax provision based upon the Company’s adjusted net income before taxes as well as the impact from certain discrete tax items. The methodology utilized for calculating the Company’s adjusted net income tax provision is the same methodology utilized in calculating the Company’s U.S. GAAP tax provision. The Company does not allocate certain corporate expenses to our operating segments, as these items are centrally controlled and are not directly attributable to any reportable segment. For the same reasons, WEX believes that adjusted net income, adjusted operating income and total segment adjusted operating income may also be useful to investors when evaluating the Company's performance. However, because adjusted net income, adjusted operating income and total segment adjusted operating income are non-GAAP measures, they should not be considered as a substitute for, or superior to, net income, operating income or cash flows from operating activities as determined in accordance with GAAP. In addition, adjusted net income, adjusted operating income and total segment adjusted operating income as used by WEX may not be comparable to similarly titled measures employed by other companies.   WEX Non-GAAP Reconciliation

WEX Non-GAAP Reconciliation

(In thousands except per share data)	Three Months Ended December 31, 2020	per diluted share	Three Months Ended December 31, 2019	per diluted share	Year Ended December 31, 2020	per diluted share	Year Ended December 31, 2019	per diluted share
Net (loss) income attributable to shareholders	$ (234,200)	$ (5.30)	$ 54,446	$ 1.24	$ (243,638)	$ (5.56)	$ 99,006	$ 2.26
Unrealized (gains) losses on financial instruments	(5,079)	(0.11)	(4,424)	(0.10)	27,036	0.62	34,654	0.79
Net foreign currency (gains) losses	(6,190)	(0.14)	(12,822)	(0.29)	25,783	0.59	926	0.02
Acquisition–related intangible amortization	43,297	0.98	42,929	0.98	171,144	3.90	159,431	3.64
Other acquisition and divestiture related items	21,782	0.49	12,971	0.30	57,787	1.32	37,675	0.86
Legal settlement	162,500	3.68	—	—	162,500	3.71	—	—
Stock–based compensation	20,782	0.47	12,555	0.29	65,841	1.50	47,511	1.09
Restructuring and other costs	5,575	0.13	12,192	0.28	13,555	0.31	25,106	0.57
Loss on sale of subsidiary	—	—	—	—	46,362	1.06	—	—
Impairment charges	53,378	1.21	—	—	53,378	1.22	—	—
Debt restructuring and debt issuance cost amortization	30,074	0.68	2,804	0.06	40,063	0.91	21,004	0.48
Non-cash adjustments related to tax receivable agreement	(491)	(0.01)	(932)	(0.02)	(491)	(0.01)	(932)	(0.02)
ANI adjustments attributable to non–controlling interests	9,191	0.21	9,161	0.21	(42,910)	(0.98)	53,035	1.21
Tax related items	(35,788)	(0.81)	(14,158)	(0.32)	(108,086)	(2.47)	(74,743)	(1.71)
Dilutive impact of stock awards	—	(0.03)	—	—	—	(0.06)	—	—
Adjusted net income attributable to shareholders	$ 64,831	$ 1.45	$ 114,722	$ 2.61	$ 268,324	$ 6.06	$ 402,673	$ 9.20

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